Exhibit 23.2

LINDQUIST & VENNUM PLLP

4200 IDS CENTER	IN DENVER:
80 SOUTH EIGHTH STREET	600 17TH STREET, SUITE 1800 SOUTH
MINNEAPOLIS, MN 55402-2274	DENVER, CO 80202-5441
TELEPHONE: 612-371-3211	TELEPHONE: 303-573-5900
FAX: 612-371-3207	FAX: 303-573-1956

ATTORNEYS AT LAW	www.lindquist.com

September 29, 2006

Blackhawk Biofuels, LLC

22 South Chicago Avenue

Freeport, IL 61032

Re:                               Consent of Counsel to the inclusion of Opinions in the Registration Statement of Blackhawk Biofuels, LLC under the Securities Act of 1933, as amended.

Ladies and Gentlemen:

We hereby consent to the filing of our opinions as Exhibit 5.1 and Exhibit 8.1 to the Registration Statement of Blackhawk Biofuels, LLC (the “Company”) on Form SB-2 filed with the Securities and Exchange Commission in connection with the registration under the Securities Act of 1933, as amended, of 17,500,000 Class A Limited Liability Company Units of the Company and to the reference to our firm in the Registration Statement.

Very truly yours,

/s/LINDQUIST & VENNUM PLLP

Lindquist & Vennum PLLP